Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-184810, 333-188064, 333-206247, 333-217863, 333-226405, 333-233248, 333-248083, 333-259892, and 333-268727) on Form S-8 and (Nos. 333-194974 and No. 333-217861) on Form S-3 of our reports dated March 2, 2023, with respect to the consolidated financial statements of Intercept Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York

March 2, 2023